EXHIBIT 4.5


           THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF SUCH WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT OR (ii) RULE 144 OR RULE 144A UNDER SUCH ACT (OR ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES).


No. W-1                     Warrant to Purchase Shares of Class A Common Stock
                            (subject to adjustment)


                               AMPEX CORPORATION

             Incorporated Under the Laws of the State of Delaware

                                  [CANCELLED]

This certifies that, for value received, Equitable Deal Flow Fund, L.P. or its assigns is entitled to subscribe for and purchase, during the period specified in this Warrant, twenty-seven thousand one hundred eighty-three (27,183) shares (subject to adjustment as hereinafter provided) of duly authorized, validly issued, fully paid and non-assessable Class A Common Stock, par value $0.01 per share ("Class A Common") of Ampex Corporation, a Delaware corporation (the "Corporation"), at an initial exercise price of $0.01 per share, subject, however, to the provisions and upon the terms and conditions hereinafter set forth (such exercise price, as from time to time adjusted in accordance with the terms hereof, being hereinafter called the "Warrant Price").

          1. Duration. The right to subscribe for and purchase shares of Warrant Stock represented hereby shall commence on the date of issuance of this Warrant and shall expire at 5:00 P.M., New York City time, on December 31, 2000; provided, however, that if, on such expiration date, the Corporation is then required, pursuant to an effective request therefor, to effect, or is in the process of effecting, a registration under the Securities Act for a public offering in which shares of Warrant Stock are, pursuant to Section 6 hereof, entitled to be included, said right to subscribe for and purchase shares of Warrant Stock shall expire at 5:00 P.M., New York City time, on the 30th day following the date on which such registration shall have become effective (but in no event longer than 180 days beyond the date this Warrant otherwise would have expired).

          2. Method of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange. The purchase right represented by this Warrant may be exercised at any time prior to expiration in accordance with the provisions of Section 1.


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          Subject to the provisions of the last paragraph of this Section 2, the Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the subscription form attached hereto duly executed) at the principal office of the Corporation, and by the payment to the Corporation of the then applicable Warrant Price for the shares being purchased upon such exercise by certified or official bank check. In the event of any exercise of the rights represented by this Warrant, (i) certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding fifteen days after such exercise, and the Holder hereof shall be deemed for all purposes to be the Holder of the shares of Warrant Stock so purchased as of the date of such exercise, and (ii) unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof within such time. This Warrant may be transferred on the books of the Corporation by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Corporation, properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer.

          This Warrant is exchangeable at the aforesaid principal office of the Corporation for Warrants for the purchase of the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the date hereof and shall be identical with this Warrant except as to the number of shares of Warrant Stock issuable pursuant hereto.

          The Corporation will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof or of any shares of Warrant Stock issued upon such exercise, acknowledge in writing its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Corporation to afford such rights to such Holder.

          Notwithstanding the foregoing provisions of this Section 2 or any other provision of this Warrant, upon any exercise of this Warrant in whole or in part, the Corporation shall have the option ("Cash Appreciation Option"), exercisable within five business days after the date of such exercise of this Warrant (the "Date of Exercise"), to pay cash to the Holder in lieu of issuing the shares of Class A Common with respect to which this Warrant shall then have been exercised, in an amount equal to the product of (i) (x) two times the Closing Price (as defined below) per share of the Class A Common on the Date of Exercise less (y) the Warrant Price then in effect, and (ii) the number of shares of Class A Common with respect to which this Warrant shall have been exercised. Such cash amount shall be paid to the Holder in immediately available funds prior to the expiration of such period of five business days, and shall be accompanied by a notice signed by an officer of the Corporation stating that such cash is being paid pursuant to the provisions of this paragraph and containing a calculation in reasonable detail of the amount thereof. For purposes of this paragraph, the "Closing Price" for any day shall mean the last sale price

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per share of Class A Common reported in the Wall Street Journal or other trade publication regular way or, in case no such reported sale takes place on such date, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Class A Common is admitted to trading or listed if that is the principal market for the Class A Common or, if not listed or admitted to trading on any national securities exchange or if such national securities exchange is not the principal market for the Class A Common the closing bid price as reported by the NASDAQ System or its successor, if any. If the price of the Class A Common is not so reported, then the Closing Price shall mean the last known price paid per share by a purchaser of such stock in an arms-length transaction as provided by the Corporation in a certificate signed by an officer of the Corporation delivered to the Holder. Any portion of this Warrant with respect to which the Cash Appreciation Option is exercised will be deemed cancelled, to the extent of such exercise, upon payment in full of the cash amount required to be paid hereunder in respect thereof. To the extent that this Warrant shall not have been exercised in full, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not have been exercised shall be issued to the Holder hereof concurrently with the payment of such cash amount.

          3. Stock Fully Paid; Reservation of Shares. The Corporation covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with respect to issuance. The Corporation further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Corporation will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a sufficient number of shares of Class A Common to provide for the exercise of the rights represented by this Warrant.

          If any shares of Class A Common required to be reserved for issuance upon exercise of this Warrant require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Corporation will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered or qualified.

          The Corporation shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against impairment. Without limiting the generality of the foregoing, the Corporation will (a) not increase the par value of any shares of Class A Common receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) not amend or modify any provision of the certificate of incorporation or by-laws of the Corporation in any manner that would adversely affect in any way the powers, preferences or relative participating, optional or other special rights of the Class A Common, (c) take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and

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nonassessable shares of Class A Common, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (d) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Corporation to perform its obligations under this Warrant.

          4. Adjustment of Number of Shares and Warrant Price. The number and kind of securities purchasable upon the exercise of this Warrant and the payment of the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events as follows:

          (a) Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale. In case of any recapitalization or reorganization of the Corporation or any reclassification or change of outstanding Securities issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Corporation with or into another corporation (other than a merger with another corporation in which the Corporation is the surviving corporation and which does not result in any reclassification or change -- other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination -- of outstanding Securities issuable upon exercise of this Warrant), or in case of any sale or transfer to another corporation of the Property of the Corporation as an entirety or substantially as an entirety, the Corporation or such successor or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefor, issue a new Warrant, providing that the Holder of this Warrant shall have the right to exercise such new Warrant and procure upon such exercise in lieu of each share of Warrant Stock theretofore issuable upon exercise of this Warrant the kind and the highest amount of shares of Stock, other securities, money and property receivable upon such recapitalization, reorganization, reclassification, change, consolidation, merger, sale or transfer by a Holder of one share of Class A Common issuable upon exercise of this Warrant had it been exercised immediately prior to such recapitalization, reorganization, reclassification, change, consolidation, merger, sale or transfer. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this subsection (a) shall similarly apply to successive recapitalizations, reorganizations, reclassifications, changes, consolidations, mergers, sales and transfers.

          (b) Subdivision or Combination of Shares. If the Corporation, at any time while this Warrant is outstanding, shall subdivide or combine any class or classes of its Common, the Warrant Share Number shall be proportionately increased, in case of subdivision of shares, to reflect the increase in the total number of shares of Common outstanding as a result of such subdivision, as at the effective date of such subdivision, or if the Corporation shall take a record of holders of any class or classes of its Common for the purpose of so subdividing, as at the applicable record date, whichever is earlier, or shall be proportionately reduced, in the case of combination of shares, to reflect the reduction in the total number of shares of Common outstanding as a result of such combination, as at the effective date of such combination or, if the Corporation shall take a record of holders

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of any class or classes of its Common for the purpose of so combining, as at the applicable record date, whichever is earlier.

          (c) Certain Dividends and Distributions. If the Corporation, at any time while this Warrant is outstanding, shall:

               (i) Stock Dividends. Pay a dividend in, or make any other distribution of, any class or classes of Common, the Warrant Share Number shall be adjusted, as at the date the Corporation shall take a record of the Holders of such class or classes of Common, for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that number determined by multiplying the Warrant Share Number in effect immediately prior to such record date (or if no such record is taken, then immediately prior to such payment or other distribution), by a fraction (1) the numerator of which shall be the total number of shares of Common outstanding immediately after such dividend or distribution (plus in the event that the Corporation paid cash for fractional shares, the number of additional shares which would have been outstanding had the Corporation issued fractional shares in connection with said dividends), and (2) the denominator of which shall be the total number of shares of Common outstanding immediately prior to such dividend or distribution; or

               (ii) Liquidating Dividends, etc. Make a distribution of its Property to the Holders of any class or classes of its Common as a dividend in liquidation or partial liquidation or by way of return of capital other than as a dividend payable out of funds legally available for dividends under the laws of the State of Delaware, the Holder of this Warrant shall, upon exercise, be entitled to receive, in addition to the number of shares of Warrant Stock receivable thereupon, and without payment of any consideration therefor, a sum equal to the amount of such Property as would have been payable to such Holder as owner of that number of shares of Warrant Stock of the Corporation receivable by exercise of this Warrant, had such Holder been the Holder of record of such Warrant Stock on the record date for such distribution; and an appropriate provision therefor shall be made a part of any such distribution.

          (d) Issuance of Additional Shares of Common. If the Corporation, at any time while this Warrant is outstanding, shall issue any Additional Shares of Common (otherwise than as provided in the foregoing subsections (a) through (c) of this Section 4), at a price per share less than the Current Market Price then in effect or without consideration, then the Warrant Share Number upon each such issuance shall be adjusted to that price determined by multiplying the Warrant Share Number in effect immediately prior thereto by a fraction:

               (i) the numerator of which shall be the number of shares of Common outstanding immediately after the issuance of such Additional Shares of Common, and


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               (ii) the denominator of which shall be the number of shares of
     Common outstanding immediately prior to the issuance of such Additional Shares of Common plus the number of shares of Common which the aggregate consideration for the total number of such Additional Shares of Common so issued would purchase at the Current Market Price.

The provisions of this subsection (d) shall not apply under any of the circumstances for which an adjustment is provided in subsections (a), (b) or
(c) of this Section 4. No adjustment of the Warrant Share Number shall be made under this subsection (d) upon the issuance of any Additional Shares of Common which are issued pursuant to any Common Stock Equivalent if upon the issuance of such Common Stock Equivalent (1) any adjustment shall have been made pursuant to subsection (e) of this Section 4 or (2) no adjustment was required pursuant to subsection (e) of this Section 4.

          (e) Issuance of Common Stock Equivalents. If the Corporation shall, at any time while this Warrant is outstanding, issue any Common Stock Equivalent and the price per share for which Additional Shares of Common may be issuable thereafter pursuant to such Common Stock Equivalent shall be less than the Current Market Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common may be issuable thereafter is amended, and such price as so amended shall be less than the Current Market Price in effect at the time of such amendment, then the Warrant Share Number upon each such issuance or amendment shall be adjusted as provided in the second sentence of subsection (d) of this
Section 4 on the basis that (1) the maximum number of Additional Shares of Common issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued (whether or not such Common Stock Equivalents are actually then exercisable, convertible or exchangeable in whole or in part) as of the earlier of (A) the date on which the Corporation shall enter into a firm contract for the issuance of such Common Stock Equivalent, or (B) the date of actual issuance of such Common Stock Equivalent, and (2) the aggregate consideration for such maximum number of Additional Shares of Common shall be deemed to be the minimum consideration received and receivable by the Corporation for the issuance of such Additional Shares of Common pursuant to such Common Stock Equivalent. No adjustment of the Warrant Share Number shall be made under this subsection (e) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made in the Warrant Share Number then in effect upon the issuance of such warrants or other rights pursuant to this subsection (e).

          (f) Purchase of Common by the Corporation. If the Corporation, at any time while this Warrant is outstanding, shall, directly or indirectly through a Subsidiary or otherwise, purchase, redeem or otherwise acquire any of its Common at a price per share greater than the Current Market Price then in effect, then the Warrant Share Number upon each such purchase, redemption or acquisition shall be adjusted to that price determined by multiplying such Warrant Share Number by a fraction (i) the numerator of which shall be the number of shares of Common outstanding immediately after such purchase, redemption or acquisition and (ii) the denominator of which shall be the number of shares of Common outstanding immediately prior to such purchase, redemption or acquisition minus the number of shares of Common which the aggregate consideration for the total

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number of such shares of Common so purchased, redeemed or acquired would purchase at the Current Market Price. For the purposes of this subsection (f), the date as of which the Current Market Price shall be computed shall be the earlier of (x) the date on which the Corporation shall enter into a firm contract for the purchase, redemption or acquisition of such Common, or (y) the date of actual purchase, redemption or acquisition of such Common. For the purposes of this subsection (f), a purchase, redemption or acquisition of a Common Stock Equivalent shall be deemed to be a purchase of the underlying Common, and the computation herein required shall be made on the basis of the full exercise, conversion or exchange of such Common Stock Equivalent on the date as of which such computation is required hereby to be made, whether or not such Common Stock Equivalent is actually exercisable, convertible or exchangeable on such date.

          (g) Other Provisions Applicable to Adjustments Under this Section 4. The following provisions shall be applicable to the making of adjustments in the Warrant Share Number hereinbefore provided in this Section 4:

               (i) Computation of Consideration. The consideration received by the Corporation shall be deemed to be the following: to the extent that any Additional Shares of Common or any Common Stock Equivalents shall be issued for a cash consideration, the consideration received by the Corporation therefor, or, if such Additional Shares of Common or Common Stock Equivalents are offered by the Corporation for subscription, the subscription price, or, if such Additional Shares of Common or Common Stock Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts, commissions, or expenses paid or incurred by the Corporation for or in connection with the underwriting thereof or otherwise in connection with the issue thereof. The consideration for any Additional Shares of Common issuable pursuant to any Common Stock Equivalents shall be the consideration received by the Corporation for issuing such Common Stock Equivalents, plus the additional consideration payable to the Corporation upon the exercise, conversion or exchange of such Common Stock Equivalents. In case of the issuance at any time of any Additional Shares of Common or Common Stock Equivalents in payment or satisfaction of any dividend upon any class of Stock other than Common, the Corporation shall be deemed to have received for such Additional Shares of Common or Common Stock Equivalents a consideration equal to the amount of such dividend so paid or satisfied. In any case in which the consideration to be received or paid shall be other than cash, the Board shall determine in good faith the fair market value of such consideration and promptly notify the Holder of this Warrant of its determination of the fair market value of such consideration prior to payment or accepting receipt thereof. If, within thirty days after receipt of said notice, the Majority Holders shall notify the Board in writing of their objection to such determination, a determination of fair market value of such consideration shall be made by an Appraiser selected by the Majority Holders and consented to by the Corporation (such consent not to be unreasonably withheld), with the Corporation to pay the expenses of such Appraiser.


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               (ii) Readjustment of Warrant Share Number. Upon the expiration of the right to convert, exchange or exercise any Common Stock Equivalent the issuance of which effected an adjustment in the Warrant Share Number, if such Common Stock Equivalent shall not have been converted, exercised or exchanged, the number of shares of Class A Common deemed to be issued and outstanding by reason of the fact that they were issuable upon conversion, exchange or exercise of any such Common Stock Equivalent shall no longer be computed as set forth above, and the Warrant Share Number shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Warrant Share Number made pursuant to the provisions of this Section 4 after the issuance of such Common Stock Equivalent) had the adjustment of the Warrant Share Number been made in accordance with the issuance or sale of the number of Additional Shares of Common actually issued upon conversion, exchange or issuance of such Common Stock Equivalents, and thereupon only the number of Additional Shares of Common actually so issued shall be deemed to have been issued and only the consideration actually received by the Corporation (computed as in clause (i) of this subsection (g)) shall be deemed to have been received by the Corporation.

               (iii) Treasury Shares. The number of shares of Common at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Corporation or any of its Subsidiaries.

          (h) Other Action Affecting Common. In case after the date hereof the Corporation shall take any action affecting its Common, other than an action described in any of the foregoing subsections (a) through (g) of this Section 4, inclusive, and the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principle of this Section 4, then the Warrant Share Number shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

          (i) Adjustment of Warrant Price. Upon each adjustment in the Warrant Share Number pursuant to any provision of this Section 4, the Warrant Price shall be adjusted, to the nearest one hundredth of one cent, to the product obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by a fraction the numerator of which shall be the Warrant Share Number immediately prior to such adjustment and the denominator of which shall be the Warrant Share Number immediately thereafter; provided, however, that if at any time, as a result of any adjustments hereunder, the Warrant Price shall be less than the par value per share of Warrant Stock, then the price payable per share of Warrant Stock by the Holder hereunder in the event of an exercise of this Warrant at such time in whole or in part shall be an amount equal to the par value per share of Warrant Stock.

          5. Notice of Adjustments. Whenever the Warrant Share Number or the Warrant Price shall be adjusted pursuant to Section 4 hereof, the Corporation shall cause the independent accounting firm then regularly engaged by it to report on its financial statements to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such

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adjustment was calculated (including a description of the basis on which the
Board made any determination hereunder), and the Warrant Share Number and Warrant Price after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail postage prepaid) to the Holder of this Warrant promptly after each adjustment.

          5A. Determination of Fair Value Binding; Expenses; Cooperation. Whenever any provision of this Agreement requires a determination of Fair Value pursuant to the Appraisal Procedure, such determination in accordance with such procedure shall be binding on the Holders and the Corporation. If an Appraiser is selected by agreement between the Corporation and the Majority Holders, the fees and expenses of such Appraiser shall be paid one-half by the Corporation and one-half by all of the Holders (on a pro rata basis among such Holders on the basis of the relative number of shares of Warrant Stock held, or issuable upon the exercise of the Warrants held, by each such Holder). If two Appraisers are selected (one by each of the Corporation and the Majority Holders), the Corporation shall pay the fees and expenses of the Appraiser selected by it and all of the Holders shall pay the fees and expenses of the Appraiser selected by the Majority Holders (on a pro rata basis among such Holders on the basis of the relative number of shares of Warrant Stock held, or issuable upon the exercise of the Warrants held, by each such Holder). If a third Appraiser is selected, the fees and expenses of such third Appraiser shall be paid one-half by the Corporation and one-half by all of the Holders (on a pro rata basis among such Holders on the basis of the relative number of shares of Warrant Stock held, or issuable upon the exercise of the Warrants held, by each such Holder). The Corporation agrees to fully cooperate with all Appraisers and, in connection therewith, the Corporation shall make available to all such Appraisers all information (financial or otherwise) relating to the Corporation and its Subsidiaries reasonably requested by such Appraisers.

          6. Registration Rights.

          6.1. Piggyback Registrations.

          (a) If the Corporation at any time after the date hereof proposes to register any of its equity or debt securities under the Securities Act (other than a registration on Form S-4 or S-8 or any successor or similar forms thereto), whether or not for sale for its own account, on a form and in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, it will give written notice to all holders of Registrable Securities promptly of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration (including, without limitation, (x) whether or not such registration will be in connection with an underwritten offering of Registrable Securities and, if so, the identity of the managing underwriter and whether such offering will be pursuant to a "best efforts" or "firm commitment" underwriting and (y) the price (net of any underwriting commissions, discounts and the like) at which the Registrable Securities are reasonably expected to be sold) if such disclosure is acceptable to the managing underwriter. Upon the written request of any such holder delivered to the Corporation within 30 calendar days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof),

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the Corporation will use best efforts to effect the registration under the
Securities Act of all of the Registrable Securities that the Corporation has been so requested to register; provided, however, that:

               (i) If, at any time after giving such written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Corporation shall determine for any reason not to register such securities, the Corporation may, at its election, give written notice of such determination to each holder of Registrable Securities who made a request as hereinabove provided and thereupon the Corporation shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith).

               (ii) If such registration involves a firm commitment underwritten offering ("Underwritten Offering"), all holders of Registrable Securities requesting to be included in the Corporation's registration must sell their Registrable Securities to the underwriters selected by the Corporation on the same terms and conditions as apply to the Corporation.

          (b) The Corporation shall not be obligated to effect any registration of Registrable Securities under this Section 6.1 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans, and shall not be obligated to include any Registrable Securities in its shelf Registration Statement on Form S-1 (File No. 33- 91312) filed with the Securities and Exchange Commission.

          (c) The Registration Expenses incurred in connection with each registration of Registrable Securities requested pursuant to this Section 6.1 shall be paid by the Corporation.

          (d) If a registration pursuant to this Section 6.1 involves an Underwritten Offering and the managing underwriter advises the Corporation that, in its opinion, the number of securities proposed to be included in such registration should be limited due to market conditions, then the Corporation will include in such registration (i) first, the securities the Corporation proposes to sell and (ii) second, the number of such Registrable Securities and other shares of the same class of securities as the Registrable Securities requested to be included in such registration that, in the opinion of such managing underwriter, can be sold, such amount to be allocated pro rata among all requesting holders of such Registrable Securities and other securities on the basis of the relative number of shares of such Registrable Securities and other securities which each such holder has requested to be included in such registration (it being understood and agreed by the parties hereto that in the event of any conflict or inconsistency between the provisions of this Section 6.1(d) and the provisions of any other agreement, to which the Corporation is a party, whether arising upon the exercise of demand and/or piggyback registration rights pursuant to this Agreement and such other agreement (regardless of the order in which such rights are exercised) or otherwise, the provisions of this Section 6.1(d) shall govern and prevail).

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




          (e) In connection with any Underwritten Offering with respect to which holders of Registrable Securities shall have requested registration pursuant to this Section 6.1, the Corporation shall have the right to select the managing underwriter with respect to the offering; provided, however, that such managing underwriter is reasonably acceptable to the holders of a majority of the Registrable Securities requested to be sold in such Underwritten Offering.

          6.2. Registration Procedures.

          (a) If and whenever the Corporation is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in Section 6.1, the Corporation will, as expeditiously as possible:

               (i) Prepare and, in any event within 60 calendar days after the end of the period within which requests for registration may be given to the Corporation, file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Corporation, will furnish to the counsel selected by the holders of Registrable Securities copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel; and, provided, further, that the Corporation may discontinue any registration of its securities that is being effected pursuant to Section 6.1 at any time prior to the effective date of the registration statement relating thereto.

               (ii) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period as may be requested by the holders of registrable securities not exceeding nine months and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement.

               (iii) Furnish to each holder of Registrable Securities covered by the registration statement and to each underwriter, if any, of such Registrable Securities, such number of copies of a prospectus and preliminary prospectus for delivery in conformity with the requirements of the Securities Act, and such other documents, as such Person may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities.

               (iv) Use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition of the Registrable Securities owned by such seller, in such jurisdictions, except that the Corporation shall not for any such purpose be required (A) to qualify to do business as a foreign corporation in any

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



     jurisdiction where, but for the requirements of this Section 6.2(a)(iv), it is not then so qualified, (B) to subject itself to taxation in any such jurisdiction, or (C) to take any action which would subject it to general or unlimited service of process in any such jurisdiction where it is not then so subject.

               (v) Use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.

               (vi) Immediately notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 6.2(a)(ii), if the Corporation becomes aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such seller, deliver a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (vii) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, in each case as soon as practicable, but not later than 45 calendar days after the close of the period covered thereby (90 calendar days in case the period covered corresponds to a fiscal year of the Corporation), an earnings statement of the Corporation which will satisfy the provisions of Section 11(a) of the Securities Act.

               (viii) Use its best efforts in cooperation with any underwriters to list such Registrable Securities on each securities exchange as they may reasonably designate.

               (ix) In the event the offering is an Underwritten Offering, use its best efforts to obtain a "cold comfort" letter from the independent public accountants for the Corporation in customary form and covering such matters of the type customarily covered by such letters as the holders of Registrable Securities reasonably request in order to effect an underwritten public offering of such Registrable Securities.

               (x) Execute and deliver all instruments and documents (including in an Underwritten Offering an underwriting agreement in customary form) and take such other actions and obtain such certificates and opinions as the Equitable Investors reasonably request in order to effect an underwritten public offering of such Registrable Securities.

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




          (b) Each holder of Registrable Securities will, upon receipt of any notice from the Corporation of the happening of any event of the kind described in Section 6.2(a)(vi), forthwith discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.2(a)(vi).

          (c) If a registration pursuant to Section 6.1 involves an Underwritten Offering, each holder of Registrable Securities agrees, whether or not such holder's Registrable Securities are included in such registration, not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, or of any Security convertible into or exchangeable or exercisable for any Registrable Securities (other than as part of such Underwritten Offering), without the consent of the managing underwriter, during a period commencing seven calendar days before and ending 90 calendar days (or such lesser number as the managing underwriter shall designate) after the effective date of such registration.

          (d) If a registration pursuant to Section 6.1 involves an Underwritten Offering, the Corporation agrees, if so required by the managing underwriter, not to effect any public sale or distribution of any of its equity or debt securities, as the case may be, or securities convertible into or exchangeable or exercisable for any of such equity or debt securities, as the case may be, during a period commencing seven calendar days before and ending 90 calendar days after the effective date of such registration, except for such Underwritten Offering or except in connection with a stock option plan, stock purchase plan, savings or similar plan, or an acquisition, merger or exchange offer.

          (e) If a registration pursuant to Section 6.1 involves an Underwritten Offering, any holder of Registrable Securities requesting to be included in such registration may elect, in writing, prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration, unless such holder has agreed with the Corporation or the managing underwriter to limit its right under this Section 6.2.

          (f) It is understood that in any Underwritten Offering in addition to any shares of stock (the "initial shares") the underwriters have committed to purchase, the underwriting agreement may grant the underwriters an option to purchase up to a number of additional shares of stock (the "option shares") equal to 15% of the initial shares (or such other maximum amount as the NASD may then permit), solely to cover over-allotments. Shares of stock proposed to be sold by the Corporation and the other sellers shall be allocated between initial shares and option securities as agreed or, in the absence of agreement, pursuant to Section 6.1(d). The number of initial shares and option shares to be sold by requesting holders shall be allocated pro rata among all such holders on the basis of the relative number of shares of Registrable Securities each such holder has requested to be included in such registration.

          (g) Notwithstanding anything in this Section 6 to the contrary, in lieu of exercising any Warrant prior to or simultaneously with the filing or the effectiveness of any registration statement filed pursuant to this Section 6, the holder of such Warrant may sell such Warrant to the underwriter of the offering being registered upon the undertaking of

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



such underwriter to exercise such Warrant before making any distribution pursuant to such registration statement and to include the Class A Common issued upon such exercise among the securities being offered pursuant to such registration statement. The Corporation agrees to cause such Class A Common to be offered pursuant to such registration statement, to be issued within such time as will permit the underwriter to make and complete the distribution contemplated by the underwriting.

          6.3. Indemnification.

          (a) In the event of any registration of any securities of the Corporation under the Securities Act pursuant to Section 6.1 hereof, the Corporation will, and it hereby agrees to, indemnify and hold harmless, to the extent permitted by law, each seller of any Registrable Securities covered by such registration statement, its directors and officers or general and limited partners (and directors and officers thereof and, if such seller is a portfolio or investment fund, its investment advisors or agents, and, in any event, Equitable Capital Management Corporation and its directors, its employees and officers), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, as follows:

               (i) against any and all loss, liability, claim, damage or expense whatsoever arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Corporation; and

               (iii) against any and all expense reasonably incurred by them in connection with investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written

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



information furnished to the Corporation by or on behalf of any underwriter, or any holder of Registrable Securities included in a registration statement of the Corporation, expressly for use in the preparation of any registration statement (or any amendment thereto) or any preliminary prospectus or prospectus (or any amendment or supplement thereto); and provided, further, that the Corporation will not be liable to any Person who participates as an underwriter or a seller in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter or seller within the meaning of the Securities Act, under the indemnity agreement in this Section 6.3(a) with respect to any preliminary prospectus or final prospectus or final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or seller or controlling Person results from the fact that such underwriter or seller sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Corporation has previously furnished copies thereof to such underwriter or seller, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, general or limited partner, investment advisor or agent, underwriter or controlling Person and shall survive the transfer of such securities by such seller.

          (b) The Corporation may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with
Section 6.1, that the Corporation shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6.3(a)) the Corporation with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Corporation or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller. In that event, the obligations of the Corporation and such sellers pursuant to this Section 6.3 are to be several and not joint; provided, however, that, with respect to each claim pursuant to this Section 6.3, the Corporation shall be liable for the full amount of such claim, and each such seller's liability under this Section 6.3 shall be limited to an amount equal to the net proceeds (after deducting the underwriting discount and expenses) received by such seller from the sale of Registrable Securities pursuant to this Agreement.

          (c) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in this Section 6.3, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its

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



obligations under this Section 6.3, except to the extent (not including any such notice of an underwriter) that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim (in which case the indemnifying party shall not be liable for the fees and expenses of more than one firm of counsel for a majority of the sellers of Registrable Securities and one firm of counsel selected by the holders of Registrable Securities requested to be registered, or more than one firm of counsel for the underwriters in connection with any one action or separate but similar or related actions), the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similar notified, to the extent that it may wish with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnifying party in connection with the defense thereof.

          (d) The Corporation and each seller of Registrable Securities shall provide for the foregoing indemnity (with appropriate modifications) in any underwriting agreement with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority.

          6.4. Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity contemplated by
Section 6.3 is for any reason not available, the parties required to indemnify by the terms thereof shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Corporation, any seller of Registrable Securities and one or more of the underwriters, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amounts which the respective parties shall contribute, there shall be considered the relative benefits received by each party from the offering of the Registrable Securities (taking into account the portion of the proceeds of the offering realized by each), the parties, relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances; provided, however, that no seller of Registrable Securities shall be required to contribute any amount in excess of the net proceeds (after deducting the underwriting discount and expenses) received by such sellers from the sale of Registrable Securities pursuant to this Agreement. The Corporation and each such seller agree with each other and the underwriters of the Registrable Securities, if requested by such underwriters, that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or for the underwriters' portion of such contribution to exceed the percentage that the underwriting discount bears to the initial public offering price of the Registrable Securities. For purposes of this Section 6.4, each Person, if any, who controls an underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such underwriter, and each director and each officer of the Corporation who signed the registration statement, and each Person, if any, who controls the Corporation or a seller of Registrable Securities

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



within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Corporation or a seller of Registrable Securities, as the case may be.

          6.5. Rule 144. If the Corporation shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Corporation covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Corporation is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Corporation will deliver to such holder a written statement as to whether it has complied with such requirements.

          7. Definitions. For the purposes of this Warrant, the following terms have the following meanings:

               "Additional Shares of Common" shall mean all shares of Common issued by the Corporation after the date hereof except (i) Warrant Stock,
     (ii) Class A Common issued upon the conversion of Class C Common in accordance with its terms, (iii) Common issued upon the exercise of Warrants initially exercisable to purchase not more than 2,564,273 shares of Common, in the aggregate, issued by the Corporation pursuant to that certain Warrant Agreement dated as of July 24, 1992, as amended December 15, 1992 and as amended and restated as of April 22, 1994, between the Corporation and Chemical Trust Company of California, as Warrant Agent,
     (iv) not more than 1,766,400 shares, in the aggregate, of Class A Common issued pursuant to the Corporation's Stock Incentive Plan, and (v) Common issued upon the conversion of the Corporation's outstanding Zero Coupon Notes due June 30, 1997, initially convertible into 8,522,599 shares of Common, issued pursuant to the Indenture dated as of April 22, 1995 between the Corporation and State Street Bank and Trust Company, as Indenture Trustee.

               "AMHI" shall mean Ampex Media Holdings Incorporated, a Delaware corporation.

               "Appraisal Procedure" shall mean a determination of Fair Value (on the basis set forth in the definition of that term) by an Appraiser selected by the Corporation and the Majority Holders, which Appraiser shall be directed to independently determine Fair Value and to submit its determination in writing to the Corporation and such Holders at the earliest practicable date, but in any event within 45 days following the selection of such Appraiser, provided that if the Corporation and such Holders are unable to agree upon the selection of an Appraiser within 30 days, then each of the Corporation and such Holders shall select an

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



     Appraiser who shall be directed to independently determine the Fair Value and to submit its determination in writing to the Corporation and such Holders at the earliest practicable date, but in any event within 45 days following the selection of both Appraisers. If the value determined by the Appraiser whose determination is the higher of the two appraisals does not exceed by more than ten percent (10%) the average of the values determined by each Appraiser, Fair Value shall be the average of the values determined by the two Appraisers. If the value determined by the Appraiser whose determination is the higher of the two appraisals does exceed by more than ten percent (10%) the average of the value determined by each Appraiser, then the two Appraisers shall, within 15 days following submission to the Corporation and such Holders of the later of such two appraisals, select a third independent Appraiser who shall be directed to determine Fair Value independently of the other Appraisers and to submit its determination in writing to the Corporation and such Holders at the earliest practicable date, but in any event within 45 days of such Appraiser's selection. The value determined by the Appraiser whose determination is the most discrepant from the average of the three appraisals shall be discarded, and Fair Value shall equal the average of the remaining two appraisals, except that if the highest and lowest appraisals are equally discrepant from the average of the three appraisals, Fair Value shall be such average. Fair value shall in all cases be determined on the basis set forth in the definition of that term, and all Appraisers shall be so instructed.

               "Appraiser" shall mean an independent appraiser of recognized national standing.

               "ARMC" shall mean Ampex Recording Media Corporation, an Alabama corporation.

               "Board" shall mean the Board of Directors of the Corporation.

               "Class A Common" shall mean the Corporation's Class A Common Stock, par value $0.01 per share, and any Stock into which such Class A Common may hereafter be changed.

               "Class C Common" shall mean the Corporation's Class C Common Stock, par value $0.01 per share, and any Stock into which such Class C Common may hereafter be changed other than by exercise of the conversion right thereof.

               "Common" shall mean any of the Class A Common, the Class C Common and any capital stock of the Corporation of any class which shall be authorized at any time after the date of this Warrant and which shall have the right to participate in the distribution of earnings and assets of the Corporation without limitation as to amount.

               "Common Stock Equivalent" shall mean any Convertible Security or warrant, option or other right to subscribe for or purchase any Additional Shares of Common or any Convertible Security.

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



               "Convertible Securities" shall mean evidences of indebtedness, shares of Stock or other Securities which are or may be at any time convertible into or exchangeable for Additional Shares of Common. The term "Convertible Security" shall mean one of the Convertible Securities.

               "Corporation" shall mean Ampex Corporation, a Delaware corporation, and its successors and assigns.

               "Current Market Price" per share of Common on any date shall mean, except as hereinafter provided, the average of the daily market prices for the 30 consecutive trading days preceding such date. The market price for each such day shall be the last sale price on such day as reported on the New York Stock Exchange Consolidated Tape, or, if such Common is not listed on the New York Stock Exchange, Inc. or reported on such Consolidated Tape, then the last sale price on such day on the principal domestic stock exchange on which such stock is then listed or admitted to trading, or, if no sale takes place on such day on such exchange, the average of the closing bid and asked prices on such day as officially quoted on such exchange, or, if such Common is not then listed or admitted to trading on any domestic stock exchange but is quoted in the National Market System ("NMS/NASDAQ") of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), then the Current Market Price for each such trading day shall be the last sale price on such day as quoted by NMS/NASDAQ, or if no sale takes place on such day or if such Common is neither listed or admitted to trading on any domestic stock exchange nor quoted on such National Market System, then the Current Market Price for each such trading day shall be the average of the reported closing bid and asked price quotations on such day in the over-the-counter market, as reported by NASDAQ, or, if not so reported, as furnished by the National Quotation Bureau, Inc., or, if such firm at the time is not engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business as selected by the Corporation, or if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Corporation with the written approval of the Holders of Warrants exercisable for a majority of the shares of Warrant Stock issuable under then outstanding Warrants. If at any time such Common is not listed on any domestic exchange or quoted in the domestic over-the-counter market, the Current Market Price shall be deemed to be an amount mutually agreed upon in writing between the Corporation and the Holder of this Warrant within fifteen days immediately following the date on which the Current Market Price is to be determined. If no agreement as to Current Market Price is determined as stated herein, the Current Market Price per share of Common shall be the Fair Value per share of Common, as determined pursuant to the Appraisal Procedure.

               "Dividend" shall mean any dividend or other distribution on Common (other than in connection with a liquidation), whether in the form of money, instruments of indebtedness or any other properties or securities (other than shares of Common).

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               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Exchange Agreement" shall mean the Warrant Exchange Agreement, dated as of July 24, 1992, by and among the Corporation, AMHI and the holders of certain warrants issued by AMHI.

               "Fair Value" per share of Common as of any date shall mean an amount equal to (a) the fair value of the Corporation and its Subsidiaries as a whole, as determined pursuant to the Appraisal Procedure, based upon the greater of its going concern value or its liquidation value; divided by (b) the number of shares of Common outstanding as of such date.

               "Fully Diluted" with respect to any Stock of the Corporation at any time shall mean all shares of such Stock then issued and outstanding plus all shares of such Stock which would be outstanding upon the exercise of any warrants (including the Warrants), options or rights to acquire such Stock which are then outstanding, regardless of whether such warrants, options or rights are then exercisable.

               "Holders" shall mean the Persons who shall from time to time own of record any Warrant. The term "Holder" shall mean one of the Holders.

               "Initial Public Offering" shall mean the initial filing of a registration statement under the Securities Act respecting an offering, whether primary or secondary, of Common (or securities convertible into, or exchangeable for, Common, or rights to acquire Common or such securities) (other than a transaction in which a registration statement is filed on Form S-4 or S-8 or similar forms thereto).

               "Majority Holders" at any time shall mean the holders of shares of Warrant Stock representing a majority at such time of the outstanding shares of Warrant Stock. For the purpose of this definition, Holders of Warrants shall be deemed to hold the Warrant Stock issuable upon the exercise of the Warrants, and such Warrant Stock shall be deemed to be outstanding, regardless of whether such Warrants have in fact then been exercised.

               "Merger" shall mean a merger or consolidation of the Corporation other than a merger of the Corporation with a wholly-owned Subsidiary of the Corporation where the Corporation is the survivor.

               "NASD" means the National Association of Securities Dealers,
     Inc.

               "Person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government organization or an agency or political subdivision thereof.


                                     -20-
C/M:  11115.0009 378435.1

               "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

               "Recapitalization" shall mean any recapitalization or reorganization of the Corporation or any reclassification or change of outstanding Securities issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination).

               "Registrable Securities, means (i) all shares of Class A Common purchasable or purchased upon exercise of this Warrant or any of the other Warrants (and for the purposes of Section 6 hereof, prior to the exercise of such Warrants all such shares shall nevertheless be deemed to be outstanding and held by the respective holders of such Warrants), and
     (ii) any shares of Common issued or issuable by the Corporation in respect of any shares of Common or Warrants referred to in the foregoing clause (i) by way of a stock dividend or stock split or in connection with a combination or subdivision of shares, reclassification, recapitalization, merger, consolidation or other reorganization of the Corporation. As to any particular Registrable Securities that have been issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144, (iii) they shall have been otherwise transferred or disposed of, and new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Corporation, and subsequent transfer or disposition of them shall not require their registration or qualification under the Securities Act or any similar state law then in force, or (iv) they shall have ceased to be outstanding.

               "Registration Expenses, shall mean any and all out-of-pocket expenses incident to the Corporation's performance of or compliance with
     Section 6 hereof, including, without limitation, all Commission, stock exchange or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees, all fees and expenses of complying with securities and blue sky laws (including the reasonable fees and disbursements of underwriters' counsel in connection with blue sky qualifications and NASD filings), all fees and expenses of the transfer agent and registrar for the Registrable Securities, all printing expenses, the fees and disbursements of counsel for the Corporation and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, and the reasonable fees and disbursements of one firm of counsel retained by the holders of Registrable Securities being registered, but excluding underwriting discounts and commissions and applicable transfer and documentary stamp taxes, if any, which shall be borne by the seller of the securities in all cases.

               "Repurchase" means any payment or distribution on account of the purchase, redemption, defeasance (including in-substance or legal defeasance) or other retirement of any Securities of the Corporation, or of any warrant, option or

                                     -21-
C/M:  11115.0009 378435.1
     other right to acquire Securities, or any other payment or distribution made in respect thereof.

               "SEC" means the United States Securities and Exchange Commission, or any successor or similar agency performing comparable functions.

               "Securities" shall mean any debt or equity securities of the Corporation, whether now or hereafter authorized, and any instrument convertible into or exchangeable for Securities or a Security or rights to acquire Securities or a Security. "Security" shall mean one of the Securities.

               "Securities Act" shall mean as of any date the Securities Act of 1933, as amended, or any similar Federal statute then in effect.

               "Stock" shall include any and all shares, interests or other equivalents (however designated) of, or participations in the capital stock of a corporation of any class.

               "Subsidiary" shall mean any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Corporation or by one or more Subsidiaries or by the Corporation and one or more Subsidiaries.

               "Underwritten Offering" has the meaning set forth in Section 6.1(a)(ii).

               "Voting Stock", as applied to the Stock of any corporation, shall mean Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Stock having such power only by reason of the happening of a contingency.

               "Warrants" shall mean the Warrants issued pursuant to the Exchange Agreement, including, without limitation, this Warrant.

               "Warrant Price" shall mean the price specified in the first paragraph of this Warrant and such other prices as shall result from the adjustments specified in Section 4 hereof.

               "Warrant Stock" shall mean Class A Common issuable upon exercise of any Warrant or Warrants.

               "Warrant Share Number" shall mean at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments to such number made or required to be made under the terms hereof.


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C/M:  11115.0009 378435.1

          8. Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Corporation and the Holders of Warrants exercisable for at least a majority of Warrant Stock then unissued; provided, however, that no such amendment or waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which the Warrants may be exercised or modify any provision of this Section 8 without the consent of the Holders of all Warrants then outstanding.

          9. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO
THE CHOICE OF LAW PRINCIPLES OF SUCH STATE).


Dated: September 14, 1995


                                             AMPEX CORPORATION

                                             [CANCELLED]


                                             By:        /s/ Craig L. McKibbin
                                                        Craig L. McKibben
                                                        Vice President

Attest:


/s/ Joel D. Talcott
Joel D. Talcott
Secretary


C/M:  11115.0009 378435.1

                                 SUBSCRIPTION


The undersigned ___________________, pursuant to the provisions of the within Warrant, hereby elects to purchase _________ shares of Class A Common Stock of Ampex Corporation covered by the within Warrant.

Dated: _______________               Signature ________________________

  Address _____________________________________________________


                                  ASSIGNMENT

FOR VALUE RECEIVED, __________________ hereby sells, assigns and transfers unto _______________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint __________________, attorney, to transfer the said Warrant on the books of the within named Corporation.


________________________________

Dated: _______________


                              PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, ___________________ hereby sells, assigns and transfers unto _____________________ the right to purchase ____________ shares of
Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint _______________________, attorney, to transfer that part of the said Warrant on the books of the within named Corporation.

________________________________

Dated: _______________


FOR USE BY THE CORPORATION ONLY:

This Warrant No. W-_______ cancelled (or transferred or exchanged) this _____ day of ________________, 19__, ___________ shares of Class A Common Stock issued therefor in the name of __________________, Warrant No. W-_____ issued for ______________ shares of Class A Common Stock in the name of
__________________.

C/M:  11115.0009 378435.1

                            Schedule to Exhibit 4.5


                                                    No. of Shares
                                                    Subject to
Selling Securityholder:                             Registration Rights


Equitable Capital Private Income                    95,142
  and Equity Partnership II, L.P.

Equitable Capital Partners, L.P.                    45,667

Equitable Capital Partners                          35,882
  (Retirement Fund), L.P.

Mellon Bank, N.A., as trustee for                   67,956
  First Plaza Group Trust


C/M:  11115.0009 378435.1